Exhibit (a)(2)

                              LETTER OF TRANSMITTAL

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering BAC holder. Please use the pre-addressed, postage-paid envelope provided. This Letter of Transmittal is to be completed by holders of BACs of limited partnership interest in CRI HOTEL INCOME PARTNERS, LP (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the same meanings as in the Offer to Purchase.

                                                          11032  THE OFFERAND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
            Name: ____________________________________           PACIFIC TIME, ON MAY 4, 2007 (THE "EXPIRATION DATE") UNLESS
                                                                 EXTENDED.
            Address: _________________________________           Deliver to:       MacKenzie Patterson Fuller, LP
                                                                                   1640 School Street
            City, State, ZIP: ________________________                             Moraga, California 94556
                                                                 For Assistance:   (800) 854-8357
            BACs Owned: ______________________________           Facsimile:        (925) 631-9119
                                                                 E-Mail Address:   offers@mpfi.com
                                                                 (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS
                                                                 IN THE BOX TO THE LEFT)

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

To whom it may concern:

The undersigned hereby tenders to MPF-NY 2007, LLC; Moraga Gold, LLC; Steven Gold; MPF Badger Acquisition Co., LLC; MPF Senior Note Program I, LP; MPF DeWaay Fund 4, LLC; MP Income Fund 11, LP; MP Income Fund 12, LLC; MP Income Fund 14, LLC; MPF Flagship Fund 12, LLC; Sutter Opportunity Fund 4, LLC; MPF ePlanning Opportunity Fund, LP; MacKenzie Patterson Special Fund 6, LLC; MacKenzie Patterson Special Fund 6-A, LLC; MPF Acquisition Co. 3, LLC; MP Value Fund 7, LLC; MacKenzie Patterson Special Fund 5, LLC; MPF Special Fund 8, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge Fund II, LLC; MPF DeWaay Premier Fund 3, LLC; MPF DeWaay Premier Fund 4, LLC; MPF DeWaay Fund 3, LLC; MPF DeWaay Fund 5, LLC; MPF Income Fund 22, LLC; MPF Income Fund 23, LLC (collectively the "Purchasers") all of the BACs of limited partnership interest ("BACs") in the Partnership held by the undersigned as set forth above (or, if less than all such BACs, the number set forth below in the signature box), at a purchase price equal to $12.50 per BAC, less the amount of any distributions made or declared with respect to the BACs between April 3, 2007 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated April 3, 2007 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. Subject to and effective upon acceptance for payment of any of the BACs tendered hereby, the undersigned sells, assigns, and transfers to,
Purchasers all right, title, and interest in and to such BACs which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such BACs, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such BACs and transfer ownership of such BACs, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such BACs by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such BACs all in accordance with the terms of the Offer. Upon the purchase of any BACs tendered hereby, the undersigned hereby requests that each of the Purchasers be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of BACs pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such BACs will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchasers all of the undersigned's rights to receive distributions from the Partnership with respect to BACs which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date and to change the address of record for such distributions on the books of the Partnership. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such BACs.

The undersigned hereby represents and warrants that the undersigned owns the BACs tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the BACs tendered hereby, and that when any such BACs are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such BACs will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of BACs tendered hereby. The undersigned understands that a tender of BACs to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of distribution address to MacKenzie Patterson Fuller, LP at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the BACs tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for BACs not accepted for payment will be destroyed by the
Purchasers. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: The Purchaser and the undersigned agree that any dispute, claim, or controversy arising out of a purchase of BACs shall be resolved by submission to binding arbitration in Oakland, California before a retired judge, and all parties agree to be subject to jurisdiction in California. If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the rules of JAMS. The arbitrator selected must follow applicable Federal securities laws and California law and the rules of JAMS consistent herewith. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration; provided that the prevailing party shall be entitled to recover expenses including but not limited to attorney fees, arbitrator fees, and filing fees. Neither party is waiving any rights under the federal securities laws, rules, or regulations. All matters relating to this arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).

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BOX A -- Medallion Signature Guarantee--PLEASE DO NOT USE FOR ANY       X__________________________________________________
  OTHER PURPOSE (Required for all Sellers; See Instruction 1)                    (Signature of Owner)           Date
                                                                        X__________________________________________________
                                                                                 (Signature of Owner)           Date

                                                                         Taxpayer I.D. or Social # ________________________

                                                                         Telephone No.       (day) ________________________

                                                                                            (eve.) ________________________
                                                                        _________ BACs

---------------------------------------------------------------------------------------------------------------------------

Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer  Identification  Number or Social
Security Number in the space  provided.  For joint owners,  each joint owner must sign.  (See  Instruction 1). The signatory hereto hereby certifies under penalties of perjury the statements in Box B, Box C and, if applicable, Box D. If the Owner is tendering  less  than all BACs  held,  the  number of BACs  tendered  is set forth  above.  Otherwise,  all BACs held by the undersigned are tendered hereby.

---------------------------------------------------------------------------------------------------------------------------

================================================================================
                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
================================================================================

The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

      (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the BAC holder, or if this box |_| is checked, the BAC holder has applied for a TIN. If the BAC holder has applied for a TIN, a TIN has not been issued to the BAC holder, and either: (a) the BAC holder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the BAC holder intends to mail or deliver an application in the near future (it being understood that if the BAC holder does not provide a TIN to the Purchasers within sixty (60) days, 31% of all reportable payments made to the BAC holder thereafter will be withheld until a TIN is provided to the Purchasers); and

      (ii) Unless this box |_| is checked, the BAC holder is not subject to backup withholding either because the BAC holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the BAC holder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such BAC holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the BAC holder is not subject to backup withholding.

================================================================================
                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
================================================================================

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the BAC holder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

      (i) Unless this box |_| is checked, the BAC holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal
Revenue Code and Income Tax Regulations); (ii) the BAC holder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the BAC holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.

The  person   signing  this  Letter  of   Transmittal   understands   that  this
certification may be disclosed to the IRS by the Purchasers and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================
                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
================================================================================

By checking this box |_|, the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the BAC holder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the BAC holder:

      (i)   Is  a  nonresident  alien  individual  or  a  foreign   corporation,
            partnership, estate, or trust;

      (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

      (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender BACs a BAC holder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the BAC holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered BAC holder of the BACs, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if BACs are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association, or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an eligible institution, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered BACs are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of their authority to so act. For BACs to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering BAC holders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of BACs accepted for payment pursuant to the Offer.

3. U.S. Persons. A BAC holder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

            Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the BAC holder must provide to the Purchasers the BAC holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such BAC holder is not subject to such backup withholding. The TIN that must be provided is that of the registered BAC holder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the BAC holder being subject to backup withholding. Certain BAC holders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

            Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each BAC holder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the BAC holder's TIN and address, and that the BAC holder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. Foreign Persons. In order for a BAC holder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign BAC holder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchasers by calling 800-854-8357.